UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2007

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

MaggieMoo’s

On February 14, 2007, NexCen Brands, Inc., a Delaware corporation (the “Company”), and MM Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MaggieMoo’s International, LLC, a Delaware limited liability company (“MaggieMoo’s”), Stuart Olsten, Jonathan Jameson, and the Securityholders’ Representative. On February 28, 2007, in connection with the closing of the Merger described in Item 2.01 below, the Company entered into the following agreements:

The Company, Stuart Olsten and Jonathan Jameson entered into a voting agreement (the “Voting Agreement”). The Voting Agreement grants a power of attorney to a proxy holder designated by the Company’s board of directors to vote or act by written consent with respect to the Company’s common stock issued to the Stockholders in connection with the Merger.

The Company and holders of the outstanding limited liability company interests of MaggieMoo’s (the “Securityholders”) who received stock consideration in the Merger entered into a registration rights agreement (“Registration Rights Agreement”), which provides that the Company will file a registration statement within 180 days of the closing to register those shares of the Company’s common stock owned by the Securityholders as a result of the Merger.

The foregoing descriptions of the Registration Rights Agreement and the Voting Agreement do not purport to be complete and are qualified in the entirety by the terms and conditions of each such agreement, which are filed as Exhibit 4.1 and 9.1 to this Current Report.

Marble Slab

On February 14, 2007, the Company, and NexCen Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“NAC”), entered into a Asset Purchase Agreement (the “Purchase Agreement”) with Marble Slab Creamery, Inc. (“Marble Slab”) (NAC assigned all of its rights and obligations under the Purchase Agreement to NexCen Fixed Asset Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“NFAC”), and Marble Slab Franchise Brands, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“MSFB”), pursuant to an Assignment and Assumption Agreement, dated February 28, 2007). Pursuant to the Assignment and Assumption Agreement, NFAC assumed all of NAC’s rights and obligations with respect to the tangible property and MSFB assumed all of the NAC’s rights and obligations with respect to the intangible property.

On February 28, 2007, in connection with the closing of the acquisition described in Item 2.01 below, the Company issued a promissory note for $3.5 Million and a promissory note for $1.5 Million to Three-R Hankamer, Inc. (f/k/a Marble Slab). Except as otherwise provided in the promissory notes with respect to indemnity claims, the promissory notes accrue interest at an annual rate of 6% until maturity which is 12 months from the date of issuance. The Company has the right to withhold payment of principal due and owing under the promissory note with the principal amount of $1.5 Million, but only to the extent necessary to cover unpaid or outstanding indemnification claims at maturity.

The foregoing descriptions of the promissory notes do not purport to be complete and are qualified in the entirety by the terms and conditions of each such promissory note, which are filed as Exhibits 4.2 and 4.3 to this Current Report.

Item 2.01     Completion of Acquisition or Disposition of Assets

MaggieMoo’s

On February 28, 2007, Merger Sub was merged with and into MaggieMoo’s, and MaggieMoo’s became a wholly owned subsidiary of the Company (the “Merger”). The Securityholders received initial consideration of approximately $16.1 million, consisting of cash of approximately $9.3 million and 234,242 shares of common stock of the Company, with an aggregate value of approximately $2.4 million based on the average closing price of the Company’s common stock for fifteen trading days ending on (and including) the trading day prior to the date of the closing of the Merger of $10.21 per share. Of this amount, $3 million of stock and cash, in the same proportion as the ratio of stock and cash included in the initial consideration, was held back by the Company for two years to satisfy potential post-closing purchase price adjustments and indemnity claims. The Securityholders have the right to receive up to an additional $2 million of consideration in the form of an earn-out, payable on March 31, 2008. A copy of the Merger Agreement was filed previously as Exhibit 2.1 to the Current Report filed by the Company on February 21, 2007.

Marble Slab

On February 28, 2007, the Company, through NFAC and MSFB, completed the purchase of substantially all of the assets of Marble Slab used or intended for use in connection with the operation of the Marble Slab franchising system (the “Acquisition”) for initial consideration of $21 million, all in accordance with the terms of the Purchase Agreement. This initial consideration consisted of cash of $16 million, and promissory notes totaling $5.0 million. A copy of the Purchase Agreement was filed previously as Exhibit 2.1 to the Current Report filed by the Company on February 21, 2007.

Item 3.02     Unregistered Sales of Equity Securities

MaggieMoo’s

As consideration for the Merger described in Item 2.01 of this Current Report on Form 8-K, on February 28, 2007, the Company issued 234,242 shares of Company common stock to the Securityholders who received stock consideration in the Merger. In issuing these shares, the Company relied on an exemption from registration under Regulation 506 of the Securities Act of 1933, as amended.

Item 8.01     Other Events

On March 1, 2007, the Company issued a press release announcing the closing of the Merger and the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company intends to provide the financial statements for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b) Pro Forma Financial Information

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(d) Exhibits

4.1 Registration Rights Agreement, dated February 28, 2007, by and among the Company and the Securityholders.

4.2  Promissory Note in the principal amount of $1,500,000 issued by the Company to Marble Slab Creamery, Inc.

4.3 Promissory Note in the principal amount of $3,500,000 issued by the Company to Marble Slab Creamery, Inc.

9.1 Voting Agreement, dated February 28, 2007, by and among the Company, Stuart Olsten and Jonathan Jameson.
99.1 Press Release of NexCen Brands, Inc., dated March 1, 2007.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 6, 2007.

NEXCEN BRANDS, INC.

/s/ David Meister
By: David Meister
Its: Senior Vice President and Chief Financial Officer